Exhibit 99.1

TransDigm Group Reports Fiscal 2018 First Quarter Results

Cleveland, Ohio, February 6, 2018/PRNewswire/ -- TransDigm Group Incorporated (NYSE: TDG), a leading global designer, producer and supplier of highly engineered aircraft components, today reported results for the first quarter ended December 30, 2017.

Highlights for the first quarter include:

•	Net sales of $848.0 million, up 4.2% from $814.0 million;

•	Net income from continuing operations of $312.0 million, up 162.5% from $118.9 million;

•	Earnings per share from continuing operations of $4.60, up 1,022.0% from $0.41;

•	EBITDA As Defined of $401.5 million, up 5.3% from $381.2 million;

•	Adjusted earnings per share of $5.58, up 121.4% from $2.52, this includes $2.96 per share of favorable impact from tax reform; and

•	Upward revision to fiscal 2018 net income and earnings per share guidance.

Net sales for the quarter rose 4.2%, or $33.9 million, to $848.0 million from $814.0 million in the comparable quarter a year ago.

Net income from continuing operations for the quarter rose 162.5% to $312.0 million, or $4.60 per share, compared to $118.9 million, or $0.41 per share, in the comparable quarter a year ago. The current quarter included a provisional net tax benefit of $147.1 million to record the estimated impact of the U.S. Tax Cuts and Jobs Act (tax reform), primarily including a $23.1 million charge for the U.S. tax on deemed repatriated earnings of non-U.S. subsidiaries, more than offset by the $170.2 benefit for the remeasurement of our net U.S. deferred tax balance. The effective tax rate for the 2018 first quarter was a benefit of 63.4% compared to a provision of 14.4% for the 2017 first quarter. The balance of the increase in net income primarily reflects the increase in net sales described above, lower refinancing costs, lower acquisition related costs and improvements to our operating margin resulting from the strength of our proprietary products and continued productivity efforts. This growth in net income was partially offset by higher interest expense.

Earnings per share were reduced in both 2018 and 2017 by $1.01 per share and $1.70 per share, respectively, representing dividend equivalent payments made during each quarter.

Net income from discontinued operations in the quarter was $2.8 million, or $0.05 earnings per share.

Adjusted net income for the quarter rose 117.3% to $310.1 million, or $5.58 per share, from $142.7 million, or $2.52 per share, in the comparable quarter a year ago. Adjusted earnings per share in the current quarter included $2.96 of favorable impact from the enactment of tax reform. Excluding this favorable tax impact, current earnings per share of $2.62 increased 4.0% over the prior year.

EBITDA for the quarter increased 18.4% to $382.5 million from $323.0 million for the comparable quarter a year ago. EBITDA As Defined for the period, which excludes $1.7 million from discontinued operations, increased 5.3% to $401.5 million compared with $381.2 million in the comparable quarter a year ago. EBITDA As Defined as a percentage of net sales for the quarter was 47.4%.

"We are pleased with our first quarter results. Our focused value driven operating strategy continues to generate real intrinsic shareholder value. The commercial aftermarket revenues were particularly encouraging with our commercial transport aftermarket revenues up low double-digit percent, offset slightly by lower growth in the business jet and helicopter aftermarket. As we said in the beginning of the year, we do not intend to change our guidance as long as we think the ranges are still reasonably representative," stated W. Nicholas Howley, TransDigm Group's Chairman and Chief Executive Officer.

Subsequent to the fiscal quarter end, on January 26, 2018, TransDigm completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61 million.

Please see the attached tables for a reconciliation of net income to EBITDA, EBITDA As Defined, and adjusted net income; a reconciliation of net cash provided by operating activities to EBITDA and EBITDA As Defined, and a reconciliation of earnings per share to adjusted earnings per share for the periods discussed in this press release.

Fiscal 2018 Outlook
Mr. Howley continued, "We are leaving our revenue and EBITDA guidance unchanged at this time until we see how the year is proceeding. We have significantly increased our net income and earnings per share guidance to reflect the impact of tax reform." Assuming no acquisitions and based upon current market conditions, TransDigm expects fiscal 2018 financial guidance to be as follows:

•	Net sales are anticipated to be in the range of $3,645 million to $3,725 million compared with $3,504 million in fiscal 2017;

•	Net income from continuing operations is anticipated to be in the range of $906 million to $942 million compared with $629 million in fiscal 2017;

•
Earnings per share from continuing operations are expected to be in the range of $15.29 to $15.93 per share based upon weighted average shares outstanding of 55.6 compared with $8.45 per share in fiscal 2017;

•	EBITDA As Defined is anticipated to be in the range of $1,805 million to $1,855 million compared with $1,711 million in fiscal 2017; and

•	Adjusted earnings per share are expected to be in the range of $16.95 to $17.59 per share compared with $12.38 per share in fiscal 2017.

Please see the attached table 6 for a reconciliation of EBITDA, EBITDA As Defined to net income and reported earnings per share to adjusted earnings per share guidance mid-point estimated for the fiscal year ending September 30, 2018. Additionally, please see the attached table 7 for comparison of the current fiscal year 2018 guidance versus the previously issued fiscal year 2018 guidance.

Earnings Conference Call
TransDigm Group will host a conference call for investors and security analysts on February 6, 2018, beginning at 11:00 a.m., Eastern Time. To join the call, dial (888) 558-9538 and enter the pass code 8749137. International callers should dial (760) 666-3183 and use the same pass code. A live audio webcast can be accessed online at http://www.transdigm.com. A slide presentation will also be available for reference during the conference call; go to the investor relations page of our website and click on “Presentations.”
The call will be archived on the website and available for replay at approximately 2:00 p.m., Eastern Time. A telephone replay will be available for two weeks by dialing (855) 859-2056 and entering the pass code 8749137. International callers should dial (404) 537-3406 and use the same pass code.
About TransDigm Group
TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, databus and power controls, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and related components, lighting and control technology, military personnel parachutes, high performance hoists, winches and lifting devices, and cargo loading, handling and delivery systems.
Non-GAAP Supplemental Information
EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income and adjusted earnings per share are non-GAAP financial measures presented in this press release as supplemental disclosures to net income and reported results. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. EBITDA As Defined Margin represents EBITDA As Defined as a percentage of net sales. TransDigm Group defines adjusted diluted earnings per share as adjusted net income divided by the total shares for basic and diluted earnings per share. For more information regarding the computation of EBITDA, EBITDA As Defined and adjusted net income and adjusted earnings per share, please see the attached financial tables.
TransDigm Group presents these non-GAAP financial measures because it believes that they are useful indicators of its operating performance. TransDigm Group believes that EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties to measure operating performance among companies with different capital structures, effective tax rates and tax attributes, capitalized asset values and employee compensation structures, all of which can vary substantially from company to company. In addition, analysts, rating agencies and others use EBITDA to evaluate a company’s ability to incur and service debt. EBITDA As Defined is used to measure TransDigm Inc.’s compliance with the financial covenant contained in its credit facility. TransDigm Group’s management also uses EBITDA As Defined to review and assess its operating performance, to prepare its annual budget and financial projections and to review and evaluate its management team in connection with employee incentive programs. Moreover, TransDigm Group’s management uses EBITDA As Defined to evaluate acquisitions and as a liquidity measure. In addition, TransDigm Group’s management uses adjusted net income as a measure of comparable operating performance between time periods and among companies as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance.
None of EBITDA, EBITDA As Defined, EBITDA As Defined Margin, adjusted net income or adjusted earnings per share is a measurement of financial performance under GAAP and such financial measures should not be considered as an alternative to net income, operating income, earnings per share, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, TransDigm Group’s calculation of these non-GAAP financial measures may not be comparable to the calculation of similarly titled measures reported by other companies.
Although we use EBITDA and EBITDA As Defined as measures to assess the performance of our business and for the other purposes set forth above, the use of these non-GAAP financial measures as analytical tools has limitations, and you should not consider any of them in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. Some of these limitations are:

•	neither EBITDA nor EBITDA As Defined reflects the significant interest expense, or the cash requirements necessary to service interest payments, on our indebtedness;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and neither EBITDA nor EBITDA As Defined reflects any cash requirements for such replacements;

•	the omission of the substantial amortization expense associated with our intangible assets further limits the usefulness of EBITDA and EBITDA As Defined;

•	neither EBITDA nor EBITDA As Defined includes the payment of taxes, which is a necessary element of our operations; and

•	EBITDA As Defined excludes the cash expense we have incurred to integrate acquired businesses into our operations, which is a necessary element of certain of our acquisitions.

Forward-Looking Statements
Statements in this press release that are not historical facts, including statements under the heading “Fiscal 2018 Outlook,” are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.Words such as “believe,” “may,” “will,” “should,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” or “continue” and other words and terms of similar meaning may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future geopolitical or worldwide events; cyber-security threats and natural disasters; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; increases in raw material costs, taxes and labor costs that cannot be recovered in product pricing; risks and costs associated with our international sales and operations; and other risk factors. Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol
Investor Relations
216-706-2945
ir@transdigm.com

TRANSDIGM GROUP INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 1
DECEMBER 30, 2017 AND DECEMBER 31, 2016
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2017	December 31, 2016
NET SALES	$847,960	$814,018
COST OF SALES	371,310	369,763
GROSS PROFIT	476,650	444,255
SELLING AND ADMINISTRATIVE EXPENSES	106,528	101,715
AMORTIZATION OF INTANGIBLE ASSETS	17,112	25,531
INCOME FROM OPERATIONS	353,010	317,009
INTEREST EXPENSE - NET	160,933	146,004
REFINANCING COSTS	1,113	32,084
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	190,964	138,921
INCOME TAX PROVISION	(121,047)	20,050
INCOME FROM CONTINUING OPERATIONS	$312,011	$118,871
INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX	2,764	—
NET INCOME	$314,775	$118,871
NET INCOME APPLICABLE TO COMMON STOCK	$258,627	$22,900
Net earnings per share:
Net earnings per share from continuing operations--basic and diluted	$4.60	$0.41
Net earnings per share from discontinued operations--basic and diluted	0.05	—
Net earnings per share	$4.65	$0.41
Cash dividends paid per common share	$—	$24.00
Weighted-average shares outstanding:
Basic and diluted	55,600	56,524

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 2
DECEMBER 30, 2017 AND DECEMBER 31, 2016
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2017	December 31, 2016
Net income	$314,775	$118,871
Less: Income from Discontinued Operations, net of tax (1)	2,764	—
Income from Continuing Operations	312,011	118,871
Adjustments:
Depreciation and amortization expense	30,639	38,048
Interest expense, net	160,933	146,004
Income tax provision	(121,047)	20,050
EBITDA	382,536	322,973
Adjustments:
Acquisition-related expenses and adjustments (2)	2,074	18,568
Non-cash stock compensation expense (3)	11,113	10,020
Refinancing costs (4)	1,113	32,084
Other, net (5)	4,697	(2,450)
Gross Adjustments to EBITDA	18,997	58,222
EBITDA As Defined	$401,533	$381,195
EBITDA As Defined, Margin (6)	47.4%	46.8%

(1) During the fourth quarter of 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale and as discontinued operations beginning September 30, 2017. The Company acquired Schroth in February 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61 million in cash. Income this quarter was a result of income from operations and a benefit from the deferred tax remeasurement in connection with tax reform.

(2) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold: costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses; and valuation costs that are required to be expensed as incurred.

(3) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and gain or loss on sale of fixed assets.

(6) The EBITDA As Defined margin represents the amount of EBITDA As Defined as a percentage of sales.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF
REPORTED EARNINGS PER SHARE TO
ADJUSTED EARNINGS PER SHARE
FOR THE THIRTEEN WEEK PERIODS ENDED		Table 3
DECEMBER 30, 2017 AND DECEMBER 31, 2016
(Amounts in thousands, except per share amounts)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2017	December 31, 2016
Reported Earnings Per Share
Net income from continuing operations	$312,011	$118,871
Less: dividends on participating securities	(56,148)	(95,971)
	$255,863	$22,900
Net income from discontinued operations	2,764	—
Net income applicable to common stock - basic and diluted	$258,627	$22,900
Weighted-average shares outstanding under the two-class method
Weighted-average common shares outstanding	52,024	53,365
Vested options deemed participating securities	3,576	3,159
Total shares for basic and diluted earnings per share	55,600	56,524
Net earnings per share from continuing operations--basic and diluted	$4.60	$0.41
Net earnings per share from discontinued operations--basic and diluted	0.05	—
Basic and diluted earnings per share	$4.65	$0.41
Adjusted Earnings Per Share
Net income from continuing operations	$312,011	$118,871
Gross adjustments to EBITDA	18,997	58,222
Purchase accounting backlog amortization	409	9,147
Tax adjustment	(21,332)	(43,570)
Adjusted net income	$310,085	$142,670
Adjusted diluted earnings per share under the two-class method	$5.58	$2.52
Diluted Earnings Per Share to Adjusted Earnings Per Share
Diluted earnings per share from continuing operations	$4.60	$0.41
Adjustments to diluted earnings per share:
Inclusion of the dividend equivalent payments	1.01	1.70
Non-cash stock compensation expense	0.29	0.12
Acquisition-related expenses	0.07	0.34
Refinancing costs	0.03	0.39
Reduction in income tax provision net income per common share related to ASU 2016-09	(0.55)	(0.41)
Other, net	0.13	(0.03)
Adjusted earnings per share	$5.58	$2.52
Less: Estimated impact of tax reform	(2.96)	—
Adjusted earnings per share excluding tax reform	$2.62	$2.52

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF NET CASH		Table 4
PROVIDED BY OPERATING ACTIVITIES TO EBITDA,
EBITDA AS DEFINED
FOR THE THIRTEEN WEEK PERIODS ENDED
DECEMBER 30, 2017 AND DECEMBER 31, 2016
(Amounts in thousands)
(Unaudited)
	Thirteen Week Periods Ended
	December 30, 2017	December 31, 2016
Net cash provided by operating activities	$292,811	$225,791
Adjustments:
Changes in assets and liabilities, net of effects from acquisitions of businesses	(101,926)	(22,641)
Interest expense - net (1)	155,614	141,384
Income tax provision - current	49,090	20,543
Non-cash stock compensation expense (2)	(11,113)	(10,020)
Refinancing costs (4)	(1,113)	(32,084)
EBITDA from discontinued operations (6)	(827)	—
EBITDA	382,536	322,973
Adjustments:
Acquisition-related expenses (3)	2,074	18,568
Non-cash stock compensation expense (2)	11,113	10,020
Refinancing costs (4)	1,113	32,084
Other, net (5)	4,697	(2,450)
EBITDA As Defined	$401,533	$381,195

(1) Represents interest expense excluding the amortization of debt issue costs and premium and discount on debt.

(2) Represents the compensation expense recognized by TD Group under our stock incentive plans.

(3) Represents accounting adjustments to inventory associated with acquisitions of businesses and product lines that were charged to cost of sales when the inventory was sold; costs incurred to integrate acquired businesses and product lines into TD Group's operations, facility relocation costs and other acquisition-related costs; transaction-related costs comprising deal fees; legal, financial and tax due diligence expenses and valuation costs that are required to be expensed as incurred.

(4) Represents costs expensed related to debt financing activities, including new issuances, extinguishments, refinancings and amendments to existing agreements.

(5) Primarily represents foreign currency transaction gain or loss, payroll withholding taxes related to dividend equivalent payments and gain or loss on sale of fixed assets.

(6) During the fourth quarter of 2017, the Company committed to disposing of Schroth in connection with the settlement of a Department of Justice investigation into the competitive effects of the acquisition. Therefore, Schroth was classified as held-for-sale and as discontinued operations beginning September 30, 2017. The Company acquired Schroth in February 2017. On January 26, 2018, the Company completed the sale of Schroth in a management buyout to a private equity fund and certain members of Schroth management for approximately $61 million in cash. Income this quarter was a result of income from operations and a benefit from the deferred tax remeasurement in connection with tax reform.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - BALANCE SHEET DATA		Table 5
(Amounts in thousands)
(Unaudited)
	December 30, 2017	September 30, 2017
Cash and cash equivalents	857,862	650,561
Trade accounts receivable - net	556,743	636,127
Inventories - net	743,868	730,681
Current portion of long-term debt, net of debt issuance costs and OID	69,214	69,454
Short-term borrowings-trade receivable securitization facility, net of debt issuance costs	299,710	299,587
Accounts payable	145,045	148,761
Accrued current liabilities	296,013	335,888
Long-term debt, net of debt issuance costs and OID	11,378,320	11,393,620
Total stockholders' deficit	(2,599,713)	(2,951,204)

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION - RECONCILIATION OF EBITDA,
EBITDA AS DEFINED TO NET INCOME AND REPORTED EARNINGS
PER SHARE TO ADJUSTED EARNINGS PER SHARE GUIDANCE MID-POINT	Table 6
FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2018
(Amounts in millions, except per share amounts)
(Unaudited)
Year Ended
September 30,
2018 (guidance
mid-point)
Net income	$924
Adjustments:
Depreciation and amortization expense	130
Interest expense - net	650
Income tax provision	63
EBITDA	1,767
Adjustments:
Acquisition-related expenses and adjustments (1) and other, net (1)	15
Non-cash stock compensation expense (1)	48
Refinancing costs (1)	—
Gross Adjustments to EBITDA	63
EBITDA As Defined	$1,830
EBITDA As Defined, Margin (1)	49.7%

Earnings per share	$15.61
Adjustments to earnings per share:
Inclusion of the dividend equivalent payments	1.01
Non-cash stock compensation expense	0.78
Acquisition-related expenses and adjustments and other, net	0.26
Refinancing costs	0.02
Reduction in income tax provision net income per common share related to ASU 2016-09	(0.41)
Adjusted earnings per share	$17.27

Weighted-average shares outstanding	55.6

(1) Refer to Table 2 above for definitions of Non-GAAP measurement adjustments.

TRANSDIGM GROUP INCORPORATED
SUPPLEMENTAL INFORMATION
CURRENT FISCAL YEAR 2018 GUIDANCE VERSUS PRIOR FISCAL YEAR 2018 GUIDANCE			Table 7

(Amounts in millions, except per share amounts)
(Unaudited)
	Current	Prior
	Fiscal Year 2018	Fiscal Year 2018
	Guidance	Guidance	Change at
	Issued February 6, 2018	Issued November 9, 2017	Mid-Point
Sales	$3,645 to $3,725	$3,645 to $3,725	—

GAAP Net Income from Continuing Operations	$906 to $942	$702 to $738	$204

GAAP Earnings Per Share from Continuing Operations	$15.29 to $15.93	$11.61 to $12.25	$3.68

EBITDA As Defined	$1,805 to $1,855	$1,805 to $1,855	—

Adjusted Earnings Per Share	$16.95 to $17.59	$12.78 to $13.42	$4.17

Weighted-Average Shares Outstanding	55.6	55.6	—